EXHIBIT 10.4

KAZBOR’S LEASE ESCROW AGREEMENT

This KAZBOR’S LEASE ESCROW AGREEMENT (“Escrow Agreement”) is made and entered into as of the 15th day of July, 2010, by and among LAKE CITY COMMONS RETAIL, LLC, a Georgia limited liability company ("Seller"), and INLAND DIVERSIFIED LAKE CITY COMMONS, L.L.C., a Delaware limited liability company ("Purchaser"), and Chicago Title and Trust Company, (hereinafter referred to as ”Escrow Agent”) having as its address 171 N. Clark Street, Chicago, Illinois 60601.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of the 29th day of April, 2010 as amended (collectively, the “Contract”), Purchaser (as successor in interest to Inland Real Estate Acquisitions, Inc., an Illinois corporation) acquired on and as of the date hereof from Seller certain real property located in Lake City, Florida as more specifically described in the Contract (the “Property”);

WHEREAS,  a 4,300 square foot portion of the Property commonly known as 313 NW Commons Loop, Suite 127 (“Kazbor’s Space”) is leased to SSAPB Enterprises, Inc. d/b/a Kazbor’s Grill (“Kazbor’s) pursuant to that certain Lease between Seller and Kazbor’s dated April of 2008 (“Kazbor’s Lease”);

WHEREAS, Kazbor’s is required to pay the minimum monthly rent (“Rent”) and common area taxes, insurance, utilities and Operating Costs (collectively, “CAM”) required under the Kazbor’s Lease.

WHEREAS, in order to induce the Purchaser to close on the acquisition of the Property, Seller has agreed to guarantee (“Seller’s Kazbor’s Guarantee”) the required monthly Rent and CAM reimbursement of water and sewer charges payable by Kazbor’s under the Lease as set forth on Exhibit A (such required monthly Rent and CAM reimbursement of water and sewer charges hereinafter referred to as “Expected Kazbor’s Revenue Stream”) for eighteen (18) months from the date hereof (“Guarantee Period”). In order to secure Seller’s Kazbor’s Guarantee, Seller is depositing with Escrow Agent the sum of One Hundred Ninety Thousand Three Hundred Fifty Two  and 00/100 Dollars ($195,829.00) (the ”Escrow Deposit”) which Escrow Deposit represents the full amount that Seller may be required to pay to Purchaser pursuant to the Seller’s Kazbor’s Guarantee (i.e. the amount Seller would owe to Purchaser in the event Kazbor’s fails to pay one hundred percent (100%) of the Expected Kazbor’s Revenue Stream for the entire Guarantee Period);

WHEREAS, Purchaser and Seller have agreed that Seller shall be given the ability for the first twelve (12) months of the Guarantee Period to subsidize Kazbor’s Rent , provided that such rent reduction shall not reduce the amount escrowed and available to be paid to Purchaser pursuant to this Escrow Agreement; and

WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten and 00/100 Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Escrow Deposit.  Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the Escrow Deposit.  Escrow Agent hereby agrees to deposit the Escrow

Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Purchaser, Seller and Escrow Agent with interest accruing for the benefit of Seller.  The federal taxpayer identification of Seller is as follows: 14-1995075.

2.

Escrow Disbursements.  Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be paid in the manner described herein.  Commencing on the end of the first calendar month after closing (prorated with respect to such first payment), and continuing on the end of each calendar month thereafter during the Guarantee Period, Purchaser shall be entitled to automatically withdraw from the Escrow Deposit, without the need for confirmation from Seller, an amount equal to the difference, if any, between the Expected Kazbor’s Revenue Stream for that particular month as set forth on Exhibit “A” attached hereto and the actual Rent and CAM received by Purchaser from Kazbor’s or  a Replacement Tenant (as hereinafter defined) (such amount hereinafter referred to as “Purchaser’s Monthly Payment. Purchaser shall invoice Escrow Agent for amounts owed pursuant to the foregoing, and Escrow Agent shall give Seller notice of any disbursement to Purchaser pursuant to such invoice and the amount of such disbursement.  Simultaneously with the release of Purchaser’s Monthly Payment, Escrow Agent shall release to Seller an amount equal to the difference between Expected Kazbor’s Revenue Stream for that particular month set forth on Exhibit “A” attached hereto and the Purchaser’s Monthly Payment. An example of how the escrow works is set forth on Exhibit “A” attached hereto. At the expiration of the Guarantee Period, the balance of the Escrow Deposit, if any, shall be released to Seller upon demand. Purchaser shall be entitled to any and all past due Rent and CAM which is sent by Kazbor’s to Purchaser, regardless of when Rent and CAM was due (i.e. before or after the closing date).

3.

Replacement Tenant.

It is agreed that on the date hereof, Kazbor’s is not in default. Furthermore, it is understood that as part of this transaction Seller shall have the right to subsidize Kazbor’s rent and such action shall not be deemed a default under the Kazbor’s Lease. In the event that during the term of the Guarantee Period, Kazbor’s materially defaults under the terms of the Kazbor’s Lease and fails to timely cure such default pursuant to the terms of the Kazbor’s Lease, and as a result of such default, Purchaser chooses to evict Kazbor’s, then (i) Seller shall be entitled to any remaining portion of Kazbor’s $14,355.00 security deposit (to the extent not required to repair any damage to the Property caused by Kazbor’s) and (ii) Seller shall have the option to release the Kazbor’s Space to one or more replacement tenants with acceptable credit worthiness and which is (are) reasonably acceptable to Purchaser (each a “Replacement Tenant”). Seller shall submit any proposed leases for a Replacement Tenant to Purchaser, which Purchaser shall approve within ten (10) business days of receipt of such lease, such approval to not be unreasonably withheld.  In the event the term of the Replacement Tenant’s lease (“Replacement Tenant Lease”) shall be for a period extending beyond the Guarantee Period, then in no event shall the Rent and CAM required under such Replacement Tenant Lease for such period be less than the Rent and CAM required under the Kazbor’s Lease for the corresponding lease year and in no event shall the term of the Replacement Tenant Lease extend beyond the original term and two renewal periods set forth in the Kazbor’s Lease. In the event the landlord is required to pay leasing commissions (to parties other than the Seller or its affiliates) (“L.C.”) or tenant improvement costs (“T.I.”) in connection with the Replacement Tenant Lease, then (i) Seller shall be responsible for paying directly to the appropriate parties (not out of the escrow funds) a proportionate share of the L.C. and T.I based on the ratio of the remaining term of the Guarantee Period divided by the term of the Replacement Tenant Lease and (ii) Purchaser shall be responsible for paying directly to the appropriate parties (not out of the escrow funds) the remainder of the L.C. and T.I. Notwithstanding the foregoing, all L.C. and T.I. required in connection with the Replacement Tenant Lease must be previously approved by Purchaser, which approval shall not be unreasonably withheld, and any amount owed by Seller with regard to L.C. and T.I. in accordance with the foregoing shall be  reduced by any amount by which the actual monthly Rent and CAM received by Seller  under the Replacement Lease(s) during the remainder of the Guarantee Period exceeds the Expected Kazbor’s Revenue Stream. In the event the Replacement Tenant Lease provides the Tenant with the right to terminate the Replacement Tenant Lease, then such right must also indicate that the Replacement Tenant must pay a termination fee to Purchaser in an amount not less than one hundred percent (100%) of the unamortized L.C. and T.I. and Purchaser shall be entitled to keep the entire termination fee (with no obligation to reimburse the Seller for its proportionate share).

4.

Escrow Administration.  The costs of administration of this Escrow Agreement by Escrow Agent in the sum of Six Hundred and 00/100 Dollars ($600.00) shall be shared equally by Seller and Purchaser.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois.  No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto.  This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original.  If there is any conflict between the terms of this Escrow Agreement and the terms of the Contract, the terms of this Escrow Agreement shall control.  An investment fee will be charged and deducted from accrued interest.

In its capacity as Escrow Agent, Escrow Agent shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and shall not be responsible for the validity or enforceability of any security interest of any party and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and reasonably believed by Escrow Agent to have been signed by the proper person.  Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so.

If any dispute arises with respect to the disbursement of any funds on deposit or if circumstances arise that were not contemplated or described in the original escrow agreement, and Escrow Agent is unsure as to its duties as a result, Escrow Agent may continue to hold said funds until either in receipt of a joint order from the parties or a court order directing payment.  In such instance, Escrow Agent may elect to commence an action in interpleader and in conjunction therewith remit the Escrow Deposit to a court of competent jurisdiction pending resolution of such dispute, and the parties hereto hereby indemnify and hold harmless Escrow Agent for any action taken by it in good faith in the execution of its duties hereunder.  The parties further agree that the cost of any such action shall be deducted from the Escrow Deposit prior to disbursement to the parties.

The undersigned authorize and direct the Escrow Agent to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly or as specifically provided in these escrow trust instructions) or by any other person. The said undersigned also hereby authorize and direct the Escrow Agent to accept, comply with, and obey any and all writs, orders, judgments or decree entered or issued by with or without jurisdiction; and in case the said Escrow Agent obeys or complies with any such writ, order, judgment, or decree of any court, it shall not be liable to any parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the Escrow Agent is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said Escrow Agent, upon written demand, all costs, attorney's fees, and expenses incurred with respect thereto. The Escrow Agent shall have a lien on the deposit(s) herein for any and all such costs, fees, and expenses. If said costs, fees, and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of said deposit(s).

5.

Notices.  All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall either be: (i) delivered by email, facsimile transmission, or (ii) personally delivered, or (iii) sent by Federal Express or other overnight or same day courier service providing a return receipt, (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses:

If to Seller:

William P. Sullivan

South Harbor Capital, LLC

300 Galleria Parkway, 12th Floor

Atlanta, GA 30339

Office Phone: 678-718-1885

Cell Phone:    770-329-0839

email: dukesullivan@mindspring.com

If to Purchaser:

Inland Diversified Lake City Commons, L.L.C.

2901 Butterfield Road

Oak Brook, IL  60523

Attn: JoAnn Armenta

Telecopy No. 630-____________

Email: armenta@inlandgroup.com

with a copy to :

The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, IL  60523
Attn: Peter Harsy, Esq.
Telecopy No. (630) 218-4900

Email: pharsy@inlandgroup.com

If to Escrow Agent:

Nancy R. Castro

Resident Vice President & CCC Escrow Manager

Chicago Title Insurance Company

171 N. Clark Street, 3rd Floor

Chicago IL 60601-3294

Phone: 312-223-2709

Fax: 312-223-3409

Email: nancy.castro@ctt.com

6.

Counterparts.  This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart.  Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original.  The Escrow Agreement may be executed by facsimile.

7.

 Reporting.  Escrow Agent agrees to deliver to Seller and Purchaser, on a monthly basis, a copy of the ledger card for the Escrow Deposit.  Such monthly statements shall be delivered to: the address provided above for notice.

IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be signed and delivered as of the day and year first above written.

PURCHASER

INLAND DIVERSIFIED LAKE CITY COMMONS, L.L.C., a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc., a

Maryland corporation, its sole member

Sign: /s/ Sue Metzler

Print Name: Sue Metzler

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Sign: /s/ Judy L. Millette

Its: President

Print Name: Judy L. Millette

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

SELLER:

LAKE CITY COMMONS RETAIL, LLC, a

Georgia limited liability company

By:

South Harbor Capital, LLC, its

Managing Member

Sign:

/s/ Lori E. Kilby

By:

/s/ William P. Sullivan

Print Name: Lori E. Kilby

Name:

William P. Sullivan

Title:

Sole Member

Sign:

/s/ Shirley A. Klock

Print Name:   Shirley A. Klock

ESCROW AGENT:

CHICAGO TITLE AND TRUST COMPANY

Sign:/s/ Kelly Edwards

By:

/s/ Jason D. Hissong

Print Name: Kelly Edwards

Name:

Jason D. Hissong

Title:

Escrow Administrator

Sign:

/s/ Angie Koetters

Print Name:  Angie Koetters

EXHIBIT A

Expected Kazbor’s Revenue Stream

July 2010

	Month	Amount
1	7/31/2010	$10,464
2	8/31/2010	$10,469
3	9/30/2010	$10,466
4	10/31/2010	$10,682
5	11/30/2010	$10,679
6	12/31/2010	$10,684
7	1/31/2011	$10,977
8	2/28/2011	$10,977
9	3/31/2011	$10,977
10	4/30/2011	$10,976
11	5/31/2011	$10,977
12	6/30/2011	$10,975
13	7/31/2011	$10,976
14	8/31/2011	$10,978
15	9/30/2011	$10,977
16	10/31/2011	$11,198
17	11/30/2011	$11,198
18	12/31/2011	$11,199
Total		$195,829

Example of Permitted Monthly Withdrawal Mechanics, if Kazbor's does not fund the full Expected Kazbor's Revenue Stream:

If in Month 2 Kazbor’s only pays Purchaser $8,000 for Rent, CAM and water and sewer, the Escrow Agent would disburse $2,356.00 to Purchaser and $8,000.00 to Seller.